UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2011

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices, including zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In April 2008, PMI and certain of our current and former executive officers and directors were named in two putative shareholder derivative suits. One was filed in the United States District Court for the Northern District of California (U.S. District Court), Case No. CV 082046 (The Port Authority of Allegheny Retirement and Disability Allowance Plan for Employees Represented by Local 85 of the Amalgamated Transit Union v. L. Stephen Smith, W. Roger Haughton, David H. Katkov, Donald P. Lofe, Jr., Mariann Byerwalter, Dr. James C. Castle, Carmine Guerro, Wayne E. Hedien, Louis G. Lower, II, Raymond L. Ocampo Jr., John D. Roach, Kenneth T. Rosen, Steven L. Scheid, José H. Villarreal, Mary Lee Widener, Ronald H. Zech, and The PMI Group, Inc., Nominal Defendant). The other suit was filed in the Superior Court of the State of California, County of Contra Costa, Case No. C 08-01068 (Jorge Torres, Derivatively on Behalf of The PMI Group, Inc. v. L. Stephen Smith, Victor J. Bacigalupi, Bradley M. Shuster, Joanne M. Berkowitz, David H. Katkov, Lloyd A. Porter, Daniel L. Roberts, Thomas H. Jeter, Donald P. Lofe, Jr., Kenneth T. Rosen, John D. Roach, James C. Castle, Ronald H. Zech, Wayne E. Hedien, Mary Lee Widener, and Raymond L. Ocampo Jr.). The parties have reached agreement to settle these actions. The settlement, which applies to both pending cases, provides for plaintiffs’ full and final dismissal with prejudice of all claims against PMI and the individual defendants in exchange for the payment, on the defendants’ behalf by PMI’s insurers, of the total sum of $750,000 (which represents attorneys’ fees) and PMI’s undertaking of certain governance updates. The settlement is subject to both state and federal court approvals. The state court action will not be dismissed until after the final settlement approval order is entered in the federal court action.

At a hearing held April 1, 2011, the U.S. District Court entered an order preliminarily approving the settlement of the federal court action (“Preliminary Approval Order”) and set the final settlement approval hearing for May 20, 2011.

As part of the preliminary approval, the Court set April 29, 2011 as the deadline for the parties to file documents supporting the final settlement approval; May 6 as the deadline for shareholders’ comments and objections to final approval; and May 13 as the deadline for plaintiffs to respond to any shareholder comments and objections.

Attached hereto and incorporated herein by reference as Exhibit 99.1 is a Publication Notice of Pendency of Settlement of Derivative Litigation notifying current PMI shareholders, as defined therein, of the settlement and their rights with respect to the settlement. A Publication Notice of Pendency of Settlement of Derivative Litigation will be published in Investor’s Business Daily within ten days after entry of the Preliminary Approval Order.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Publication Notice of Pendency of Settlement of Derivative Litigation, dated April 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2011	THE PMI GROUP, INC.

	By:	/s/ Andrew D. Cameron
		Name:	Andrew D. Cameron
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Publication Notice of Pendency of Settlement of Derivative Litigation, dated April 1, 2011.